Exhibit 10.16

DEBT EXTENSION AGREEMENT
This Agreement is made and entered into as of this 9th day of February 2018, by and between G. S. Beckwith Gilbert, of 35 Vista Drive, Greenwich, CT 06830 ("Lender"), and PASSUR Aerospace, Inc. (formerly MEGADATA CORPORATION), a New York corporation, with a principal place of business at One Landmark Square, Suite 1900, Stamford, CT 06901 ("Borrower" or "PASSUR Aerospace"):
WITNESSETH
WHEREAS, PASSUR Aerospace has issued a promissory note to Lender for value received; and
WHEREAS, Lender and PASSUR Aerospace desire to modify certain terms and conditions of the debt extension agreement that was signed on January 6, 2017 that extended the original note to November 1, 2018 (the "Third Replacement Note"), as of the date of this Agreement and issue a fourth replacement promissory note (the "Fourth Replacement Note") in exchange for the Third Replacement Note and other value received upon the terms and conditions set forth herein (the "Exchange"); and
WHEREAS, the total principal amount due and owing under the promissory note as of February 9, 2018 is $4,725,000;
NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:
1.	MODIFICATION OF PREVIOUS NOTES:
The Third Replacement Note shall be exchanged for the Fourth Replacement Note as set forth herein.  Notwithstanding the foregoing, after the effectiveness of the Exchange, PASSUR Aerospace and the Lender agree that PASSUR Aerospace shall pay to Lender all of the accrued interest as of the date hereof under the Third Replacement Note, which is equal to $7,088, under the terms of the Fourth Replacement Note.

2.     ISSUANCE AND TERMS OF FOURTH REPLACEMENT NOTE; THE EXCHANGE:
For value received, on the date hereof, PASSUR Aerospace shall issue the Fourth Replacement Note to Lender in the aggregate principal amount of $4,725,000 in exchange for the Third Replacement Note.  The Fourth Replacement Note will be in the form attached as Exhibit A hereto and will have the following terms:

(a)     TERM.  The principal amount of the Third Replacement Note, together with any and all accrued and unpaid interest thereon, shall be paid in full on or by November 1, 2019.

(b)     INTEREST. The Fourth Replacement Note or any New Replacement Note shall bear interest on the unpaid principal amount, from the date of issuance until paid in full at maturity. Interest shall be payable at the annual rate of 6.0% from February 9, 2018 to November 1, 2019 payable in cash. Interest payments shall be made annually at October 31 of each year.

(c)     PREPAYMENT TERMS. The Fourth Replacement Note or any New Replacement Note plus accrued interest may be prepaid in full at anytime without penalty.

(d)     SECURITY INTEREST: The security interest previously conveyed to lender shall continue in full force and effect as an integral part of the Fourth Replacement Note, as described in section (b) of the Fourth Replacement Note.

3.	MISCELLANEOUS.
(a)
AMENDMENT AND MODIFICATION.  This Agreement may be amended, modified and supplemented only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

(b)
ENTIRE AGREEMENT.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

(c)
SEVERABILITY.  If any provision of this Agreement shall be determined to be invalid or unenforceable under law, such determination shall not affect the validity or enforceability of the remaining provisions of this Agreement.

(d)	GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.
(e)
COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written above.

PASSUR Aerospace, Inc.
 One Landmark square, Suite 1900
Stamford, CT 06901
By: /s/ James T. Barry
Name:  James T. Barry
 Title:  President and Chief Executive Officer
By: /s/ Louis J. Petrucelly
Name: Louis J. Petrucelly
 Title:  Chief Financial Officer

LENDER
G.S. Beckwith Gilbert
35 Vista Drive
 Greenwich, CT 06830
By: /s/ G.S. Beckwith Gilbert
 Name:  G.S. Beckwith Gilbert